Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To prospectus dated August 3, 2017)	Registration No. 333-219433

Up to $8,723,000 Common Shares

On May 27, 2016, we entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with FBR Capital Markets & Co. and MLV & Co. LLC, each a Distribution Agent, and, collectively, the Distribution Agents, relating to our common shares, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell common shares having a maximum aggregate sales price of up to $10,000,000 from time to time through the Distribution Agents. On July 24, 2017, we filed a new registration statement on Form S-3 (No. 333-219433), which became effective on August 3, 2017. On August 4, 2017, we entered into Amendment No. 1 to the Sales Agreement with the Distribution Agents to reflect the new registration statement. As of the date of this prospectus supplement, we have sold 1,701,148 common shares under the Sales Agreement for approximately $1,277,000 in gross proceeds. As such, we may offer and sell the remaining balance of common shares having a maximum aggregate sales price of up to $8,723,000 pursuant to this prospectus supplement.

Our common shares are listed on the NYSE American (“NYSE American”) under the symbol “URG” and on the Toronto Stock Exchange (“TSX”) under the symbol “URE.” On August 3, 2017, the closing price of our common shares on the NYSE American was $0.61 and on the TSX was CDN$0.76.

Sales of common shares, if any, may be made by any method permitted by law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on or through the NYSE American or on any other existing trading market for our common shares or through a market maker or any other method permitted by law, including but not limited to, negotiated transactions. The Distribution Agents will use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Distribution Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Distribution Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of all shares sold under the Sales Agreement. In connection with the sale of common shares on our behalf, each of the Distribution Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against certain liabilities, including liabilities under the Securities Act.

Investing in our common shares involves significant risks. Before buying common shares, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

FBR	MLV & Co.

The date of this prospectus supplement is August 4, 2017.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue. We have not, and the Distribution Agents have not, authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue. We have not, and the Distribution Agents have not, authorized anyone to give you any other information. We and the Distribution Agents take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus we issue is delivered or securities are sold on a later date. Our business, financial condition, prospectus and results of operations may have changed since those respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that is filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent that any information in a filing that we make with the SEC adds to, updates or changes information contained in an earlier filing we made with the SEC, the information in such later filing shall be deemed to modify and supersede such information in the earlier filing.

All references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” or similar references refer to Ur-Energy Inc. and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intends,” “plans” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements, however the absence of such words does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) the ability to maintain controlled, steady-state operations at Lost Creek, and to determine future development and construction priorities; (ii) anticipated production of Lost Creek for the remainder of 2017 (iii) the timing and outcome of permitting and regulatory approvals of the amendment for LC East and the KM horizon; (iv) the ability to complete additional favorable uranium sales agreements including spot sales if the market warrants and production inventory is available; (v) the potential of our exploration and development projects, including Shirley Basin, as well as the technical and economic viability of Shirley Basin; (vi) the timing and outcome of applications for regulatory approval to build and operate an in situ recovery mine at Shirley Basin; (vii) the outcome of our forecasts and production projections; and (viii) resolution of the continuing challenges within the uranium market,  including supply and demand projections.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus supplement.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	significant increases or decreases in uranium prices;
•	future estimates for production, capital expenditures, operating costs, mineral resources, recovery rates, grades and market prices;
•	business strategies and measures to implement such strategies;
•	competitive strengths;
•	estimates of goals for expansion and growth of the business and operations;
•	plans and references to our future successes;
•	our history of operating losses and uncertainty of future profitability;
•	status as an exploration stage company;
•	the lack of mineral reserves;
•	risks associated with obtaining permits and other authorizations in the U.S.;
•	risks associated with current variable economic conditions;
•	challenges presented by current inventories and largely unrestricted imports of uranium products into the U.S.;
•	our ability to service our debt and maintain compliance with all restrictive covenants related to the debt facility and security documents;
•	the possible impact of future debt or equity financings;
•	the hazards associated with mining production;
•	compliance with environmental laws and regulations;
•	uncertainty regarding the pricing and collection of accounts;
•	the possibility for adverse results in potential litigation;
•	uncertainties associated with changes in law, government policy and regulation;
•	uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions;

•	adverse changes in general business conditions in any of the countries in which we do business;

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•	changes in size and structure;
•	the effectiveness of management and our strategic relationships;
•	ability to attract and retain key personnel;
•	uncertainties regarding the need for additional capital;
•	sufficiency of insurance coverages;
•	uncertainty regarding the fluctuations of quarterly results;
•	foreign currency exchange risks;
•	ability to enforce civil liabilities under U.S. securities laws outside the United States;
•	ability to maintain our listing on the NYSE American and TSX;
•	risks associated with the expected classification as a “passive foreign investment company” under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended;
•	risks associated with our investments;
•	risk factors described or referenced in this prospectus supplement; and
•	other factors, many of which are beyond our control.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

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CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING DISCLOSURE OF
MINERAL RESOURCES

Unless otherwise indicated, all resource estimates, included or incorporated by reference in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and resource information contained or incorporated by reference in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may not be comparable to similar information disclosed by U.S. companies. In particular, the term “resource” does not equate to the term “‘reserves.” Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources,” “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. Accordingly, information concerning mineral deposits set forth in this prospectus supplement and accompanying prospectus and the documents incorporated herein and therein may not be comparable to information made public by companies that report in accordance with U.S. standards.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated, all references to “$” or “dollars” in this prospectus supplement and the accompanying prospectus refer to United States dollars. References to “Cdn$” in this prospectus supplement and the accompanying prospectus refer to Canadian dollars.

The noon rate of exchange on August 3, 2017, as reported by the Bank of Canada for the conversion of Canadian dollars to U.S. dollars, was Cdn$1.00 equals $0.7950 and, for the conversion of U.S. dollars to Canadian dollars, was $1.00 equals Cdn$1.2578.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before investing. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectuses in its entirety before you decide whether or invest. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Company

Incorporated on March 22, 2004, Ur-Energy is an exploration stage mining company, as that term is defined in SEC Industry Guide 7. We are engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the United States. We began operation of our first in situ recovery (ISR) uranium mine at our Lost Creek Project, Wyoming in 2013. Ur-Energy is a corporation continued under the Canada Business Corporations Act on August 8, 2006. Our common shares are listed on the NYSE American under the symbol “URG” and on the TSX under the symbol “URE.”

The registered office of the Company is located at 55 Metcalfe Street, Suite 1300, Ottawa, Ontario K1P 6L5, and head office of the Company is located at 10758 W. Centennial Road, Suite 200, Littleton, Colorado 80127; telephone: 1-720-981-4588.

The address of the Company's website is www.ur-energy.com. Information contained on the Company's website is not part of this prospectus supplement nor is it incorporated by reference herein.

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Issuer	THE OFFERING Ur-Energy Inc.

Securities Being Offered	Common shares, no par value per share, having a maximum aggregate sales price of up to $8,723,000.

Manner of Offering	“At the market offering” of common shares through FBR Capital Markets & Co. and MLV & Co. LLC, our Distribution Agents. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Trading Symbol	Our common shares are listed on the NYSE American under the symbol “URG” and on the TSX under the symbol “URE.”

Risk Factors Tax Considerations

Investing in our common shares involves significant risks. Please read the information contained in and incorporated by reference under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and page 8 of the accompanying prospectus.

Purchasing our common shares may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base shelf prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in the accompanying base shelf prospectus and consult with their tax adviser. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in the accompanying base shelf prospectus.

Dividend Policy	We have not paid dividends on our common shares and do not intend to pay cash dividends in the foreseeable future.

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RISK FACTORS

Prior to making an investment decision investors should consider the investment risks set out below including those set out in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and other filings with the SEC and incorporated herein by reference, which are in addition to the usual risks associated with an investment in a business at an early stage of development. If any of these risks materialize into actual events or circumstances or other possible additional risks and uncertainties of which the board of directors of the Company are currently unaware or which they consider not to be material in relation to the Company's business, actually occur, the Company's assets, liabilities, financial condition, results of operations (including future results of operations), business and business prospects are likely to be materially and adversely affected. You should also refer to the other information set forth or incorporated by reference in this prospectus supplement and accompanying base shelf prospectus, including our consolidated financial statements and related notes.

Risks Related to Our Common Shares and This Offering

The trading price of the common shares may experience substantial volatility.

The common shares may experience substantial volatility that is unrelated to the Company's financial condition or operations. The trading price of the common shares may also be significantly affected by short-term changes in the price of uranium. The market price of the Company's securities is affected by many other variables which may be unrelated to its success and are, therefore, not within the Company's control. These include other developments that affect the market for all resource sector-related securities, the breadth of the public market for the common shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of the common shares is expected to make the price of the common shares volatile in the future, which may result in losses to investors.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

The Company currently intends to allocate the net proceeds it will receive from the offering as described under the heading “Use of Proceeds” below. However, management will have discretion in the actual application of the net proceeds, and the Company may elect to allocate proceeds differently from that described in “Use of Proceeds” if the Company believes it would be in its best interests to do so. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have an adverse effect on our business and cause the price of our common shares to decline.

Sales of a significant number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a significant number of our common shares in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement or otherwise could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common shares.

The market price of our common shares may fluctuate significantly.

The market price of our common shares has fluctuated and could fluctuate substantially in the future. This volatility may subject our stock price to material fluctuations due to the factors discussed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, and other factors including market reaction to the estimated fair value of our portfolio; rumors or dissemination of false information; changes in coverage or earnings estimates by analysts; our ability to meet analysts’ or market expectations; and sales of common shares by existing shareholders.

S-7

We have never paid cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. Therefore, if our share price does not appreciate, our investors may not gain and could potentially lose on their investment in our shares.

We have never declared or paid cash dividends on our common shares, nor do we anticipate paying any cash dividends on our common shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the growth of our business. As a result, capital appreciation, if any, of our shares will be an investor’s sole source of gain for the foreseeable future.

S-8

DILUTION

Purchasers of common shares offered by this prospectus supplement and the accompanying base prospectus may experience immediate dilution in the net tangible book value of their common shares from the price paid in the offering. The net tangible book value of our common shares as of June 30, 2017 was approximately $44,683,000, or $0.31 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of June 30, 2017.

Dilution per share represents the difference between the public offering price per common share and the adjusted net tangible book value per common share after giving effect to this offering. After reflecting the sale in this offering of 17,446,000 common shares at an assumed public offering price of $0.50 per share, less commissions and estimated offering expenses, the adjusted net tangible book value of our common shares as of June 30, 2017 would have been approximately $53,188,000, or approximately $0.33 per share. The change represents an immediate increase in net tangible book value per common share of $0.02 per share to existing stockholders and an immediate dilution of $0.17 per share to new investors purchasing the common shares in this offering. The following table illustrates this per share dilution:

Assumed public offering price per common share		$0.50
Net tangible book value per share as of June 30, 2017	$0.31
Increase per share attributable to this offering	$0.02

Adjusted net tangible book value per share as of June 30, 2017		$0.33
Dilution per share attributable to this offering		$0.17

The foregoing calculations are based on 145,873,898 common shares outstanding as of June 30, 2017 and exclude (i) 8,148,144 common shares issuable upon the exercise of outstanding stock options; (ii) 1,071,340 common shares issuable upon of redemption of outstanding restricted stock units; and (iii) 5,844,567 common shares subject to outstanding warrants having a weighted averaged exercise price of $0.93 per share.

The table above assumes for illustrative purposes that an aggregate of 17,446,000 common shares are sold during the remaining term of the Sales Agreement at a price of $0.50 per share for aggregate gross proceeds of $8,723,000. In fact, the shares subject to the Sales Agreement will be sold, if at all, from time to time at prices that may vary. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.50 per share shown in the table above, assuming all of our common shares in the aggregate amount of $8,723,000 during the remaining term of the Sales Agreement with FBR and MLV is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.34 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.66 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.50 per share shown in the table above, assuming all of our common shares in the aggregate amount of $8,723,000 during the remaining term of the Sales Agreement with FBR and MLV is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.29 per share and would essentially eliminate the dilution in net tangible book value per share to new investors in this offering. This information is supplied for illustrative purposes only.

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USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of proceeds we receive from this offering, if any, will depend upon the number of common shares sold and the market price at which they are sold.

We intend to use the net proceeds from this offering, after deducting the Distribution Agents’ commission and our offering expenses, for working capital and general corporate purposes.

Our management will have broad discretion in the application of the net proceeds of this offering.

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PLAN OF DISTRIBUTION

On May 27, 2016, we entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with the Distribution Agents, under which we may issue and sell common shares having aggregate sales proceeds of up to $10,000,000. As of the date of this prospectus supplement, we have sold 1,701,148 common shares under the Sales Agreement for approximately $1,277,000 in gross proceeds. As such, we may offer and sell the remaining balance of common shares having a maximum aggregate sales price of up to $8,723,000 pursuant to this prospectus supplement.

The form of the Sales Agreement was filed as an exhibit to our current report on Form 8-K filed on May 27, 2016. The Distribution Agents may sell the common shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including without limitation sales made directly on or through the NYSE American or on any other existing trading market for our common shares or through a market maker or any other method permitted by law, including but not limited to, negotiated transactions. We may instruct the Distribution Agents not to sell our common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agents may suspend the offering of our common shares upon notice and subject to other conditions. The Distribution Agents will not engage in any transactions that stabilize the price of our common shares.

From time to time during the term of the Sales Agreement, we will notify either Distribution Agent of the amount of shares to be sold, the dates on which such sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of shares that may be sold in any one day. Once we have so instructed the Distribution Agent, unless such Distribution Agent declines to accept the terms of such notice or until such notice is terminated or suspended as permitted by the Sales Agreement, the Distribution Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Distribution Agents under the Sales Agreement are subject to a number of customary conditions that we must meet. The obligation of the Distribution Agents under the Sales Agreement to sell shares pursuant to any notice is subject to a number of conditions, which each Distribution Agent reserves the right to waive in its sole discretion.

Each Distribution Agent will provide written confirmation to us no later than the opening of the trading day following the trading day on which such Distribution Agent has sold common shares for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate compensation payable by us to that Distribution Agent in connection with the sale and the net proceeds to us from the sale of the shares.

Settlement for sales of common shares will occur on the third trading day following the date on which any sales are made or on such earlier day as is then industry practice for regular-way trading, or on some other date that is agreed upon by us and the Distribution Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated by this prospectus supplement will be settled through the facilities of The Depositary Trust Company or by such other means as we and the Distribution Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay each Distribution Agent a commission of up to 3.0% of the gross proceeds we receive from the sales of our common shares by such Distribution Agent. The Distribution Agents may also receive customary brokerage commissions from purchasers of the common shares in compliance with FINRA Rule 2121. A Distribution Agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from a Distribution Agent and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal. We have also agreed to pay various fees and expenses related to this offering, including certain of the Distribution Agents’ legal expenses up to $15,000, in the aggregate for both Distribution Agents combined. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of common shares on our behalf hereunder, each Distribution Agent may be deemed to be an “underwriter’” within the meaning of the Securities Act, and the compensation paid to that Distribution Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agents against specified liabilities, including liabilities under the Securities Act.

S-11

The offering of common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement or (ii) the termination of the Sales Agreement by either Distribution Agent or us in accordance with the Sales Agreement.

MLV is an affiliate of FBR.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

The Distribution Agents and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Distribution Agents will not engage in any market making or stabilizing activities involving our common shares while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Fasken Martineau DuMoulin LLP, on behalf of the Company. Certain U.S. legal matters will be passed upon for the Company by Davis Graham & Stubbs LLP, Denver, Colorado, and for the Distribution Agents by Duane Morris LLP, Newark, New Jersey.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s auditors, for the Audited Financial Statements incorporated by reference in this prospectus supplement, PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia, report that they are independent from the Company within the meaning of the Code of Professional Conduct of Chartered Professional Accountants of British Columbia, Canada, and are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board.

EXPERTS

The mineral resource estimate and related information of the Company’s Lost Creek property incorporated by reference herein are based upon analyses performed or overseen by TREC, Inc. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimate and related information of the Company’s Shirley Basin property incorporated by reference herein are based upon analyses performed by Western Water Consultants, Inc., d/b/a WWC Engineers. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, and in accordance therewith, we file periodic reports and proxy statements with the Securities and Exchange Commission, referred to in this prospectus supplement as the SEC. All reports, proxy statements and the other information that we file with the SEC may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and our website at www.ur-energy.com. Information on our website is not incorporated by reference in this prospectus supplement.

S-12

We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying prospectus are a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

We also maintain an Internet website at www.ur-energy.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus incorporate by reference information we have filed with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information in documents that is deemed not to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 3, 2017;

•	The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed on April 21,2017;

•	Our Quarterly Reports on Form 10-Q for quarter ended March 31, 2017 filed with the SEC on May 5, 2017, and for quarter ended June 30, 2017 filed with the SEC on July 28, 2017;

•	Our Current Reports on Form 8-K filed on April 17, 2017, May 23, 2017 and August 4, 2017 (excluding all information furnished in such report under Item 2.02 or 9.01); and

•	The description of common shares contained in our registration statement on Form 40-F filed on January 7, 2008, and as amended on July 7, 2008, including any amendment or report filed for purposes of updating such description.

Any statement in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

Ur-Energy Inc.
10758 W. Centennial Road, Suite 200
Littleton, Colorado 80127

Attention: General Counsel
(720) 981-4588

S-13

PROSPECTUS

$100,000,000

Common Shares

Warrants

Units

Rights

Senior Debt Securities

Subordinated Debt Securities

Ur-Energy Inc. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, of our common shares, no par value (“Common Shares”), warrants to purchase Common Shares (the “Warrants”), our senior and subordinated debt securities, rights to purchase common shares and/or senior or subordinated debt securities, units consisting of two or more of these classes of securities or any combination thereof up to an aggregate initial offering price of $100,000,000 (all of the foregoing, collectively, the “Securities”). The prices at which we may sell the Securities will be determined by the prevailing market price for such Securities. We will bear all expenses of registration incurred in connection with this offering.

We will provide specific terms of any offering of Securities in one or more supplements to this prospectus. The Securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the Securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of Securities will be described in the prospectus supplement.

Our registration of the Securities covered by this prospectus does not mean that we will offer or sell any of the Securities. We may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell the Securities in the section entitled “Plan of Distribution” beginning on page 19.

Our Common Shares are traded on the Toronto Stock Exchange (“TSX”) under the symbol “URE” and on the NYSE American (“NYSE American”) under the symbol “URG.” On July 21, 2017, the last reported sale price of the Common Shares on the NYSE American was $0.68 per Common Share and on the TSX was Cdn$0.84 per Common Share. Unless otherwise specified in the applicable prospectus supplement, the Securities other than the Common Shares will not be listed on any securities exchange.

There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2017

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Ur-Energy,” the “Company,” “we,” “us” and “our” refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires. When we refer to “shares” throughout this prospectus, we include all rights attaching to our Common Shares under any shareholder rights plan then in effect.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and, in accordance therewith, we file periodic reports and proxy statements with the SEC. All reports, proxy statements and the other information that we file with the SEC may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and our website at www.ur-energy.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 3, 2017;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 5, 2017;

(c)	Our Current Reports on Form 8-K as filed with the SEC on April 17, 2017 and May 23, 2017; all to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act;

(d)	The description of common shares contained in our registration statement on Form 40-F filed on January 7, 2008, and as amended on July 7, 2008, including any amendment or report filed for purposes of updating such description; and

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(e)	All other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the end of the offering of the Common Shares made by this prospectus.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Ur-Energy Inc.

Attention: Corporate Secretary

10758 W. Centennial Road, Suite 200

Littleton, CO 80127

(720) 981-4588

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

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CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES

Unless otherwise indicated, all resource estimates, included or incorporated by reference in this prospectus and any prospectus supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and resource information contained or incorporated by reference in this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, the term “resource” does not equate to the term “‘reserves.” Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources,” “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with U.S. standards.

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EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” are to Canadian dollars.

The following tables set forth (i) the rate of exchange for one U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for one U.S. dollar, expressed in Canadian dollars, during such periods, each based on the rate of exchange as reported by the Bank of Canada.

	Year Ended December 31
Canadian dollar	2012	2013	2014	2015	2016
End of period	$0.9969	$1.0697	$1.1629	$1.3840	$1.3427
Average for the period	$0.9921	$1.0300	$1.1045	$1.2781	$1.3256

	January	February	March	April	May	June
Canadian dollar	2017	2017	2017	2017	2017	2017
High for the month	$1.3435	$1.3249	$1.3513	$1.3662	$1.3743	$1.3504
Low for the month	$1.3030	$1.3016	$1.3304	$1.3275	$1.3446	$1.2977

The rate quoted by the Bank of Canada for the conversion of United States dollars into Canadian dollars on July 21, 2017 is Cdn$1.2549 = US$1.00.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. These forward-looking statements can be identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “intends,” “plans” and other similar expressions or statements that an action, event or result “may,” “could” or “should” be taken, occur or be achieved, or the negative thereof or other similar statements, however the absence of such words does not mean that a statement is not forward-looking. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Such statements include, but are not limited to: (i) the ability to maintain controlled, steady-state operations at Lost Creek, and to determine future development and construction priorities; (ii) anticipated production of Lost Creek for 2017 (iii) the timing and outcome of permitting and regulatory approvals of the amendment for LC East and the KM horizon; (iv) the ability to complete additional favorable uranium sales agreements including spot sales if the market warrants and production inventory is available; (v) the potential of our exploration and development projects, including Shirley Basin, as well as the technical and economic viability of Shirley Basin; (vi) the timing and outcome of applications for regulatory approval to build and operate an in situ recovery mine at Shirley Basin; (vii) the outcome of our forecasts and production projections; and (viii) resolution of the continuing challenges within the uranium market,  including supply and demand projections.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	significant increases or decreases in uranium prices;
•	future estimates for production, capital expenditures, operating costs, mineral resources, recovery rates, grades and market prices;
•	business strategies and measures to implement such strategies;
•	competitive strengths;
•	estimates of goals for expansion and growth of the business and operations;
•	plans and references to our future successes;
•	our history of operating losses and uncertainty of future profitability;
•	status as an exploration stage company;
•	the lack of mineral reserves;
•	risks associated with obtaining permits and other authorizations in the U.S.;
•	risks associated with current variable economic conditions;
•	challenges presented by current inventories and largely unrestricted imports of uranium products into the U.S.;

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•	our ability to service our debt and maintain compliance with all restrictive covenants related to the debt facility and security documents;
•	the possible impact of future debt or equity financings;
•	the hazards associated with mining production;
•	compliance with environmental laws and regulations;
•	uncertainty regarding the pricing and collection of accounts;
•	the possibility for adverse results in potential litigation;
•	uncertainties associated with changes in law, government policy and regulation;
•	uncertainties associated with a Canada Revenue Agency or U.S. Internal Revenue Service audit of any of our cross border transactions;
•	adverse changes in general business conditions in any of the countries in which we do business;
•	changes in size and structure;
•	the effectiveness of management and our strategic relationships;
•	ability to attract and retain key personnel;
•	uncertainties regarding the need for additional capital;
•	sufficiency of insurance coverages;
•	uncertainty regarding the fluctuations of quarterly results;
•	foreign currency exchange risks;
•	ability to enforce civil liabilities under U.S. securities laws outside the United States;
•	ability to maintain our listing on the NYSE American and TSX;
•	risks associated with the expected classification as a “passive foreign investment company” under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended;
•	risks associated with our investments;
•	risk factors described or referenced in this prospectus; and
•	other factors, many of which are beyond our control.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

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OUR BUSINESS

Incorporated on March 22, 2004, Ur-Energy is an exploration stage mining company, as that term is defined in the SEC Industry Guide 7. We are engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development and operation of uranium mineral properties in the U.S. We are operating our first in situ recovery uranium mine at our Lost Creek project in Wyoming. Ur-Energy is a corporation continued under the Canada Business Corporations Act on August 8, 2006.

Ur-Energy has one wholly-owned subsidiary: Ur-Energy USA Inc., incorporated under the laws of the State of Colorado. Ur-Energy USA has three wholly-owned subsidiaries: NFU Wyoming, LLC, a limited liability company formed under the laws of the State of Wyoming which acts as our land holding and exploration entity; Lost Creek ISR, LLC, a limited liability company formed under the laws of the State of Wyoming to operate our Lost Creek project and hold our Lost Creek properties and assets; and Pathfinder Mines Corporation (“Pathfinder”), incorporated under the laws of the State of Delaware, which holds, among other assets, the Shirley Basin and Lucky Mc properties in Wyoming.

We utilize in situ recovery (“ISR”) of the uranium at our flagship project, Lost Creek, and will do so at other projects where possible. The ISR technique is employed in uranium extraction because it allows for an effective recovery of roll front uranium mineralization at a lower cost. At Lost Creek, we extract and process U3O8, for shipping to a third-party conversion facility for further processing, storage and sales.

Our Lost Creek processing facility, which includes all circuits for the production, drying and packaging of uranium for delivery into sales, is designed and anticipated to process up to one million pounds of U3O8 annually from the Lost Creek mine. The processing facility has the physical design capacity to process two million pounds of U3O8 annually, which provides additional capacity to process material from other sources. We expect that the Lost Creek processing facility may be utilized to process captured U3O8 from our Shirley Basin project.  However, the Shirley Basin permit application contemplates the construction of a full processing facility, providing greater construction and operating flexibility as may be dictated by market conditions.

 In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Ur-Energy,” the “Company,” “we,” “us” and “our” refer to Ur-Energy Inc., either alone or together with our subsidiaries as the context requires.

Our corporate office is located at 10758 W. Centennial Road, Suite 200, Littleton, CO 80127 and our telephone number is (720) 981-4588. Our website address is www.urenergy.com. The information on our website is not part of this prospectus.

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RISK FACTORS

The following sets forth certain risks and uncertainties that could have a material adverse effect on our business, financial condition and/or results of operations and the trading price of our Common Shares, which may decline, and investors may lose all or part of their investment. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial also may impair our business operations.  We cannot assure you that we will successfully address these risks.  In addition, other unknown risks may exist that may affect our business.

An investment in the Securities offered in this prospectus involves a high degree of risk. For a discussion of other factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2016 as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read our “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

The uranium market is volatile and has limited customers. Current inventories and largely unrestricted imports challenge the U.S. domestic industry.

The marketability of uranium and acceptance of uranium mining is subject to numerous factors beyond our control. The price of uranium may experience volatile and significant price movements over short periods of time. Factors affecting the market include demand for nuclear power; changes in public acceptance of nuclear power generation as a result of any future accidents or terrorism at nuclear facilities, including the continuing effects on the market due to the events following the earthquake and tsunami in Japan in March 2011; political and economic conditions in uranium mining, producing and consuming countries; costs and availability of financing of nuclear plants; reprocessing of spent fuel and the re-enrichment of depleted uranium tails or waste. Moreover, increasing inventories, sales of excess civilian and military inventories (including from the dismantling of nuclear weapons) by governments and industry participants, as well as the production levels and costs of production in countries such as Kazakhstan have had a substantial impact on the domestic industry.  If the higher inventories and the imports from Kazakhstan and other low-cost production sites remain unchecked on a continuing basis, there could be a significant negative impact to the uranium market which could adversely impact the Company’s future profitability.

Our property interests and our projects are subject to volatility in the price of uranium.

The price of uranium is volatile. Changes in the price of uranium depend on numerous factors beyond our control including international, economic and political trends; changes in public acceptance of nuclear power generation as a result of any future accidents or terrorism at nuclear facilities, including the longer-term effects on the market due to the events following the earthquake and tsunami affecting the Fukushima Daiichi nuclear power station in Japan in 2011; changes in governmental regulations; expectations of inflation; currency exchange fluctuations; interest rates; global or regional consumption patterns; speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of uranium, and therefore on the economic viability of our properties cannot accurately be predicted.  Because most of our properties are in exploration and development stage and Lost Creek commenced operations just over three years ago, it is not yet possible for us to control the impact of fluctuations in the price of uranium.

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Mining operations involve a high degree of risk.

Mining operations generally involve a high degree of risk. We continue operations at our first and, currently, only, uranium in situ recovery facility at Lost Creek, where production activities commenced in the second half of 2013. Our operations at the Lost Creek site, which is a remote site in south-central Wyoming, and at other projects as they continue in development will be subject to all the hazards and risks normally encountered in the production of uranium by in situ methods of recovery, including unusual and unexpected geological formations, unanticipated metallurgical difficulties, water management including waste water disposal capacity, equipment malfunctions and parts unavailability, interruptions of electrical power and communications, other conditions involved in the drilling and removal of material through pressurized injection and production wells, radiation safety, transportation and industrial accidents, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Adverse effects on operations and/or further development of our projects could also adversely affect our business, financial condition, results of operations and cash flow.

Our business is subject to extensive environmental and other regulations that may make exploring, mining or related activities expensive, and which may change at any time.

The mining industry is subject to extensive environmental and other laws and regulations, which may change at any time. Environmental legislation and regulation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In addition to the ESA decision made in 2015, to not list the greater sage-grouse as an endangered species, other rulemakings and proposed legislation are ongoing.  For example, the EPA continues with its rulemaking on changes to Part 192, which sets forth groundwater restoration and stabilization requirements for ISR uranium projects. Other EPA rulemakings relating to maintenance of tailings facilities and holding ponds, which may also have an impact on ISR projects, including Lost Creek are at various stages (e.g., UMTRCA, RCRA and SDWA restoration and stabilization requirements). The changes currently proposed to CERCLA regulations, which would significantly increase financial obligations and surety bonding, could also have a commensurate impact on ISR projects. These are not the only laws and regulations which are the subject of discussion and proposed more restrictive changes. Moreover, compliance with environmental quality requirements and reclamation laws imposed by federal, state and local governmental authorities may require significant capital outlays, materially affect the economics of a given property, cause material changes or delays in intended activities, and potentially expose us to litigation and other legal or administrative proceedings. We cannot accurately predict or estimate the impact of any such future laws or regulations, or future interpretations of existing laws and regulations, on our operations. Historic exploration activities have occurred on many of our properties and mining and energy production activities have occurred near certain of our properties. If such historic activities have resulted in releases or threatened releases of regulated substances to the environment, or historic activities require remediation, potential for liability may exist under federal or state remediation statutes.

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The uranium mining industry is capital intensive, and we may be unable to raise necessary additional funding.

Additional funds likely may be required to fund working capital or to fund exploration and development activities at our properties including Lost Creek and the adjoining projects at the Lost Creek property, as well as the development of our Shirley Basin project. Potential sources of future funds available to us, in addition to the sales proceeds from greater Lost Creek production, include the sale of additional equity capital, proceeds from the exercise of outstanding convertible equity instruments, borrowing of funds or other debt structure, project financing, or the sale of our interests in assets. There is no assurance that such funding will be available to us to continue development or future exploration. Furthermore, even if such financing is successfully completed, there can be no assurance that it will be obtained on terms favorable to us or will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. In addition, any future equity financings may result in substantial dilution for our existing shareholders.

Our mineral resource estimates may not be reliable; there is risk and increased uncertainty to commencing and conducting production without established mineral reserves; and we need to develop additional resources to sustain ongoing operations.

Our properties do not contain any mineral reserves as defined under SEC Industry Guide 7. See “Cautionary Note to U.S. Investors Concerning Disclosure of Mineral Resources” above. Until mineral reserves or mineral resources are actually mined and processed, the quantity of mineral resources and grades must be considered as estimates only. The Company has established the existence of uranium resources for certain uranium projects, including the Lost Creek property. The Company has not established proven or probable reserves, as defined by Canadian securities regulators or the SEC under Industry Guide 7, through the completion of a final or “bankable” feasibility study for any of its uranium projects, including the Lost Creek property. Furthermore, the Company has no plans to establish proven or probable reserves for any of its uranium projects for which the Company plans on utilizing ISR mining, such as the Lost Creek project or the Shirley Basin project. As a result, and despite the fact that the Company commenced recovery of U3O8 at the Lost Creek project in August 2013, there is an increased uncertainty and risk that may result in economic and technical failure which may adversely impact the Company’s future profitability.

There are numerous uncertainties inherent in estimating quantities of mineral resources, including many factors beyond our control, and no assurance can be given that the recovery of estimated mineral reserves or mineral resources will be realized. In general, estimates of mineral resources are based upon a number of factors and assumptions made as of the date on which the estimates were determined, including:

•	geological and engineering estimates that have inherent uncertainties and the assumed effects of regulation by governmental agencies;
•	the judgment of the geologists, engineers and other professionals preparing the estimate;
•	estimates of future uranium prices and operating costs;
•	the quality and quantity of available data;
•	the interpretation of that data; and
•	the accuracy of various mandated economic assumptions, all of which may vary considerably from actual results.

All estimates are, to some degree, uncertain. For these reasons, estimates of the recoverable mineral resources prepared by different professionals or by the same professionals at different times, may vary substantially. As such, there is significant uncertainty in any mineral resource estimate and actual deposits encountered and the economic viability of a deposit may differ materially from our estimates.

As well, because we are now in operation and are depleting our known resource at Lost Creek, we must continue to conduct exploration and develop additional mineral resources. While there remain large areas of our Lost Creek property which require additional exploration, and we have identified mineral resources at our Shirley Basin project, we will need to continue to explore other areas of the Lost Creek property and our other mineral properties in Wyoming, or acquire additional, known mineral resource properties to replenish our mineral resources and sustain continued operations. We estimate life of mine when we prepare our mineral resource estimates, but such estimates may not be correct.

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Restrictive covenants in agreements governing our indebtedness may restrict our ability to pursue our business strategies. If we are unable to service our indebtedness, we could lose the assets securing our indebtedness.

Our State Bond Loan, under which we originally received approximately $34 million in debt financing, includes restrictive covenants that, among other things, limit our ability to sell the assets securing our indebtedness (which include our Lost Creek project and other related assets). Our ability to make scheduled payments and satisfy other covenants in the State Bond Loan depends on our financial condition and operating performance, which are subject to prevailing economic, competitive, legislative and regulatory conditions beyond our control. We may be unable to generate a level of cash flow from operating activities sufficient to permit us to pay the principal, interest and other fees on our indebtedness.

If we cannot make scheduled payments on our debt, we will be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness and the enforcement by the lender against the assets securing our indebtedness. The secured collateral for the State Bond Loan includes the Lost Creek project and other related assets. These are key assets on which our business is substantially dependent and as such, the enforcement against any one or all of these assets would have a material adverse effect on our operations and financial condition.

Our mining operations are subject to numerous environmental laws, regulations and permitting requirements and bonding requirements that can delay production and adversely affect operating and development costs.

Our business is subject to extensive federal, state, provincial and local laws governing prospecting and development, taxes, labor standards and occupational health, mine and radiation safety, toxic substances, environmental protection, endangered species protections, and other matters. Exploration, development and production operations are also subject to various federal, state and local laws and regulations relating to the protection of the environment. These laws impose high standards on the mining industry, and particularly standards with respect to uranium recovery, to monitor the discharge of waste water and report the results of such monitoring to regulatory authorities, to reduce or eliminate certain effects on or into land, water or air, to progressively restore mine properties, to manage hazardous wastes and materials and to reduce the risk of worker accidents. A violation of these laws may result in the imposition of substantial fines and other penalties and potentially expose us to operational restrictions, suspension, administrative proceedings or litigation.  Many of these laws and regulations have tended to become more stringent over time. Any change in such laws could have a material adverse effect on our financial condition, cash flow or results of operations.  There can be no assurance that we will be able to meet all the regulatory requirements in a timely manner or without significant expense or that the regulatory requirements will not change to delay or prohibit us from proceeding with certain exploration, development or operations. Further, there is no assurance that we will not face new challenges by third parties to regulatory decisions when made, which may cause additional delay and substantial expense, or may cause a project to be permanently halted.

Many of our operations require licenses and permits from various governmental authorities. We believe we hold all necessary licenses and permits to carry on the activities which we are currently conducting or propose to conduct under applicable laws and regulations. Such licenses and permits are subject to changes in regulations and changes in various operating circumstances. There can be no guarantee that we will be able to obtain all necessary licenses and permits that may be required to maintain our exploration and mining activities including constructing mines or milling facilities and commencing or continuing exploration or mining activities or operations at any of our properties. In addition, if we proceed to production on any other exploration property, we must obtain and comply with permits and licenses which will contain specific operating conditions. There can be no assurance that we will be able to obtain such permits and licenses or that we will be able to comply with any such conditions.

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Lack of acceptance of nuclear energy and deregulation of the electrical utility industry could impede our business.

Our future prospects are tied directly to the electrical utility industry worldwide. Deregulation of the utility industry, particularly in the United States and Europe, is expected to affect the market for nuclear and other fuels for years to come, and may result in a wide range of outcomes including the expansion or the premature shutdown of nuclear reactors. Maintaining the demand for uranium at current levels and future growth in demand will depend upon the continued acceptance of the nuclear technology as a means of generating electricity.  Lack of continued public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.  Following the events of March 2011 in Fukushima Japan, a reaction worldwide called into question the public’s confidence in nuclear energy and technology, the effects of which are still apparent in many countries around the world.

We have entered into term sales contracts for a portion of our production, and there can be no guarantee that we will be able to enter into new term sales contracts in the future on suitable terms and conditions.

Those contracts, which have historically resulted in uranium sales at prices in excess of spot prices, have fixed delivery terms. Certain of our contracts have delivery terms that have expired with no future deliveries planned. The failure to enter into new term sales contracts on suitable terms, could adversely impact our operations and mining activity decisions, and resulting cash flows and income.

The results of exploration and ultimate production are highly uncertain.

The exploration for, and development of, mineral deposits involves significant risks which a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish mineral resources or reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that our current exploration and development programs will result in profitable commercial operations.

Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as uranium prices, which are highly cyclical, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of uranium and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

The uranium industry is highly competitive and is competitive with other energy sources.

The international uranium industry is highly competitive. Our activities are directed toward the search for, evaluation, acquisition and development of uranium deposits into production operations. There is no certainty that the expenditures to be made by us will result in discoveries of commercial quantities of uranium deposits. There is aggressive competition within the mining industry for the discovery and acquisition of properties considered to have commercial potential. We will compete with other interests, many of which have greater financial resources than we have, for the opportunity to participate in promising projects. Significant capital investment is required to achieve commercial production from successful exploration and development efforts.

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Nuclear energy competes with other sources of energy, including oil, natural gas, coal, hydro-electricity and renewable energy sources. These other energy sources are to some extent interchangeable with nuclear energy, particularly over the longer term. Lower prices of oil, natural gas, coal and hydro-electricity may result in lower demand for uranium concentrate and uranium conversion services. Furthermore, the growth of the uranium and nuclear power industry beyond its current level will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry.

Our property title may be uncertain and could be challenged.

Although we have obtained title opinions with respect to certain of our properties, there is no guarantee that title to any of our properties will not be challenged or impugned.  Third parties may have valid claims underlying portions of our interests.  Our mineral properties in the United States consist of leases to private mineral rights, leases covering state lands, unpatented mining claims and patented mining claims. Many of our mining properties in the United States are unpatented mining claims to which we have only possessory title. Because title to unpatented mining claims is subject to inherent uncertainties, it is difficult to determine conclusively ownership of such claims. These uncertainties relate to such things as sufficiency of mineral discovery, proper posting and marking of boundaries and possible conflicts with other claims not determinable from descriptions of record. The present status of our unpatented mining claims located on public lands allows us the exclusive right to mine and remove valuable minerals. We are allowed to use the surface of the public lands solely for purposes related to mining and processing the mineral-bearing ores. However, legal ownership of the land remains with the United States. We remain at risk that the mining claims may be forfeited either to the United States or to rival private claimants due to failure to comply with statutory requirements. We have taken or will take appropriate curative measures to ensure proper title to our properties where necessary and where possible.

Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

Members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the United States Mining Law of 1872, as amended. Such bills have proposed, among other things, to (i) either eliminate or greatly limit the right to a mineral patent; (ii) significantly alter the laws and regulations relating to uranium mineral development and recovery from unpatented and patented mining claims; (iii) impose a federal royalty on production from unpatented mining claims; (iv) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (v) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims, (vi) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the U.S. general mining laws, and (vii) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented.

If enacted, such legislation could, among other effects, change the cost of holding unpatented mining claims and could significantly impact our ability to develop locatable mineral resources on our patented and unpatented mining claims. Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development and the economics of existing operating mines. Passage of such legislation could adversely affect our financial performance.

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Additionally, as noted in other risk factors, there are ongoing withdrawals of federal lands for the purposes of mineral location and development. While such proposals are not yet final and, as yet, do not directly affect the area of Wyoming in which we currently have land holdings, they could have an adverse effect on our financial performance if they are broadened in scope to directly affect the areas in which we have properties.

We do not have an established earnings record, and we have never paid dividends.

We do not have an established earnings record. We have not paid dividends on our Common Shares since incorporation and do not anticipate doing so in the foreseeable future. Payments of any dividends will be at the discretion of our Board after taking into account many factors, including our financial condition and current and anticipated cash needs.

We depend on the services of our management, key personnel, contractors and service providers.

Shareholders will be relying on the good faith, experience and judgment of our management and advisors in supervising and providing for the effective management of the business and our operations and in selecting and developing new investment and expansion opportunities. We may need to recruit additional qualified employees, contractors and service providers to supplement existing management and personnel, the timely availability of which cannot be assured, particularly in the current labor markets in which we recruit our employees and the somewhat remote locations for which employees are needed. As well, the skilled professionals with expertise in engineering and process aspects of in situ recovery, radiation safety and other facets of our business are currently in high demand, as there are relatively few such professionals with both expertise and experience. We will need to hire additional employees as we develop the Shirley Basin project. We will continue to be dependent on a relatively small number of key persons, including key contractors, the loss of any one or several of whom could have an adverse effect on our business and operations. We do not hold key man insurance in respect of any of our executive officers.

Our insurance coverage could be insufficient.

We currently carry insurance coverage for general liability, directors’ and officers’ liability and other matters.  We intend to carry insurance to protect against certain risks in such amounts as we consider adequate. Certain insurances may be cost prohibitive to maintain, and even if we carried all such insurances, the nature of the risks we face in our exploration and uranium production operations is such that liabilities could exceed policy limits in any insurance policy or could be excluded from coverage under an insurance policy. The potential costs that could be associated with any liabilities not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our business and financial position. Additionally, we utilize a bonding surety program for our regulatory, reclamation and restoration obligations at Lost Creek project and the Pathfinder sites. Availability of and terms for such surety arrangements may change in the future, resulting in adverse effects to our financial condition.

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We are subject to risks associated with regulatory investigations or challenges, litigation and other legal proceedings.

Defense and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. From time to time, we may be involved in disputes with other parties which may result in litigation or other proceedings. Additionally, it is not unlikely that we may find ourselves involved directly or indirectly in legal proceedings, in the form of regulatory investigations, administrative proceedings or litigation, arising from challenges to regulatory actions as described elsewhere in this prospectus. Such investigations, administrative proceedings and litigation related to regulatory matters may delay or halt exploration or development of our projects. The results of litigation or any other proceedings cannot be predicted with certainty. If we are unable to resolve any such disputes favorably, it could have a material adverse effect on our financial position, ability to operate, results of operations or our property development.

Acquisitions and integration may disrupt our business.

From time to time, we examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of significant size, may change the scale of our business and operations, and/or may expose us to new geographic, political, operating, financial and geological risks. Any acquisitions would be accompanied by risks. For example, there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or share exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired company, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

We are dependent on information technology systems, which are subject to certain risks.

We depend upon information technology systems in a variety of ways throughout our operations.  Any significant breakdown of those systems, whether through virus, cyber-attack, security breach, theft, or other destruction, invasion or interruption, or unauthorized access to our systems, could negatively impact our business and operations. To the extent that such invasion, cyber-attack or similar security breach results in disruption to our operations, loss or disclosure of, or damage to, our data and particularly our confidential or proprietary information, our reputation, business, results of operations and financial condition could be materially adversely affected.  Our systems, internal controls and insurance for protecting against such cyber security risks may be insufficient.  Although to date we have experienced no such attack resulting in material losses, we may suffer such losses at any time in the future.  We may be required to expend significant additional resources to continue to modify and enhance our protective measures or to investigate, restore or remediate any information technology security vulnerabilities.

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There may be adverse U.S. federal income tax consequences to U.S. shareholders under the passive foreign investment company rules.

Investors in the Securities of Ur-Energy that are U.S. taxpayers (referred to as a U.S. shareholder) should be aware that we may be a “passive foreign investment company” (a “PFIC”) for the period ended December 31, 2016, and may be a PFIC in subsequent years. If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholders generally will be subject to a special, highly adverse tax regime with respect to so-called “excess distributions” received on our Common Shares. Gain realized upon a disposition of our Common Shares or Warrants (including upon certain dispositions that would otherwise be tax-free) also will be treated as an excess distribution. Excess distributions are punitively taxed and are subject to additional interest charges.  Additional special adverse rules also apply to U.S. shareholders who own Common Shares or Warrants of Ur-Energy if we are a PFIC and have a non-U.S. subsidiary that is also a PFIC (a “lower-tier PFIC”).

A U.S. shareholder of our Common Shares may make a timely “qualified electing fund” election (“QEF election”) or a “mark-to-market” election with respect to our Common Shares to mitigate the adverse tax rules that apply to PFICs, but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. To be timely, a QEF election generally must be made for the first year in the U.S. shareholder’s holding period in its Common Shares in which Ur-Energy is a PFIC.  A U.S. shareholder may make a QEF election only if the U.S. shareholder receives certain information (known as a “PFIC annual information statement”) from us annually. A U.S. shareholder may make a QEF election with respect to a lower-tier PFIC only if it receives a PFIC annual information statement with respect to the lower-tier PFIC. The mark-to-market election is available only if our Common Shares are considered regularly traded on a qualifying exchange, which we cannot assure will be the case for years in which we may be a PFIC. The mark-to-market election is not available for a lower-tier PFIC.

We will use commercially reasonable efforts to make available to U.S. shareholders, upon their written request:  (a) timely and accurate information as to our status as a PFIC and the PFIC status of any subsidiary in which Ur-Energy owns more than 50% of such subsidiary’s total aggregate voting power, and (b) for each year in which Ur-Energy determines that it is a PFIC, upon written request, a PFIC annual information statement with respect to Ur-Energy and with respect to each such subsidiary that we determine is a PFIC.

A U.S. shareholder may not make a QEF election with respect to Warrants. As a result, if we are a PFIC at any time when a U.S. shareholder owns Warrants, the U.S. shareholder generally will not be able to make a normal QEF election with respect to the Common Shares acquired upon exercise of such Warrants. Such a U.S. shareholder could, however, make a special “deemed sale” election with respect to the Common Shares under which the U.S. shareholder would recognize inherent gain in the Common Shares acquired on exercise of such Warrants as an excess distribution at the time of the deemed sale election. Such a deemed sale election generally can be made only if the U.S. shareholder owns Common Shares on the first day of our taxable year in which the election is to be effective.

A U.S. shareholder also may not make a mark-to-market election with respect to Warrants. A U.S. shareholder may be able to make a mark-to-market election with respect to Common Shares acquired upon exercise of such Warrants; however, this election would require the U.S. shareholder to recognize inherent gain in the Common Shares acquired on exercise of the Warrants as an excess distribution at the time of the election.

Special adverse rules that impact certain estate planning goals could apply to our Common Shares and Warrants if we are a PFIC. Each U.S. shareholder should consult its own tax advisor regarding the U.S. federal, state and local consequences of the PFIC rules, and regarding the QEF and mark-to-market elections.

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RATIO OF EARNINGS TO FIXED CHARGES

We did not have earnings for the five most recent fiscal years ended December 31, 2016. Accordingly, we have no ratio of earnings to fixed charges to illustrate for such periods. We have had earnings in the three months ended March 31, 2017 and therefore have included the ratio of earnings to fixed charges for that period.

(Dollar amounts in thousands)

	THREE MONTHS ENDED	FISCAL YEAR ENDED DECEMBER 31
	MARCH 31, 2017	2016	2015	2014	2013	2012
Adjusted Earnings/Deficiency	5,706	(514)	(1,033)	(5,538)	(24,164)	(17,554)
Fixed Charges	517	2,513	3,077	3,156	7,534	4
Earnings/Deficiency	5,189	(3,027)	(4,110)	(8,694)	(31,698)	(17,558)
Ratio of Earnings to Fixed Charges	11.04	*	*	*	*	*

* Ratio was less than 1.0.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes and working capital. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of the Securities.

We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We are registering the Securities with an aggregate offering price not to exceed $100,000,000, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

We may sell the Securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Securities from time to time will be determined by us, and, at the time of the determination, may be higher or lower than the market price of our Common Shares on TSX, NYSE American, or any other exchange or market.

In connection with the sale of the Securities or interests therein, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. We may also sell the Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. We may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will bear all of the expenses of the offering of Securities.

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We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Securities, including liabilities arising under the Securities Act.

Except for the At Market Issuance Sales Agreement entered into in connection with Ur-Energy’s ATM program, we have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities. Upon entering into any material arrangement with an underwriter or broker-dealer for the sale of the Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the applicable seller;
•	the Securities being offered;
•	the terms of the offering;
•	the names of the participating underwriters, broker-dealers or agents;
•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;
•	the purchase price of the Securities and the proceeds to be received from the sale; and
•	other material terms of the offering.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of Securities in the market and to our activities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Securities under this prospectus, we may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or any independent broker or dealer will not be greater than eight percent (8%).

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DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment, because the indenture, and not this section, defines your rights as a holder of debt securities.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;
•	the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;
•	if a debt security is issued with original issue discount, the yield to maturity;
•	the places where payments may be made on the debt securities;
•	any mandatory or optional redemption provisions applicable to the debt securities;
•	any sinking fund or analogous provisions applicable to the debt securities;
•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

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•	whether the notes will be senior or subordinated;
•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;
•	if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;
•	the method of determining the amount of any payments on the debt securities which are linked to an index;
•	whether the debt securities will be issued in fully registered form without coupons;
•	or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;
•	whether the debt securities will be convertible into or exchangeable for Common Shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;
•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and
•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000.  Debt securities may bear legends required by applicable United States and Canadian federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

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In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•	issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or
•	register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

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So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.

We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into, amalgamate or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, amalgamate, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. or Canadian government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

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•	maintain and apply money in the defeasance trust,
•	register the transfer or exchange of the debt securities,
•	replace mutilated, destroyed, lost or stolen debt securities, and
•	maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. or Canadian government obligations that we may deposit, which will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•	failure to pay interest on any debt security of the class or series for 90 days when due;
•	failure to pay the principal or any premium on any debt securities of the class or series when due;
•	failure to make any sinking fund payment when due;
•	failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and
•	occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

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Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or rate of interest on any debt security; or
•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.

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Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiaries.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

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In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into Common Shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the Common Shares or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF COMMON SHARES

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at July 21, 2017, we had 145,873,898 Common Shares outstanding.

Dividend Rights

Holders of Common Shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefore.

Voting Rights

Holders of Common Shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

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Election of Directors

The Company has adopted a majority voting policy for the election of directors at uncontested meetings which can be viewed on our website www.ur-energy/corporategovernance. The policy provides that, in an uncontested election, each director will be elected by a majority of the votes cast with respect to that director’s election. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote, failure to vote). If a director does not receive a majority (50% + 1) of the votes cast as to his election, he will forthwith submit to the Board his resignation and shall not participate in any meeting of the Board or any of its committees while the resignation is considered. The Corporate Governance and Nominating Committee (the “Committee”) will expeditiously consider the candidate’s resignation and make recommendation to the Board whether to accept it. In considering the candidate’s resignation, the Committee and the Board shall only refuse to accept such resignation if there are exceptional circumstances.

Liquidation

Upon liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities. All of the Common Shares rank equally as to participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

Redemption

No shares have been issued subject to call or assessment.  There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

Shareholder Rights Plan

Ur-Energy maintains a shareholder rights plan (the “Rights Plan”) designed to encourage the fair and equal treatment of shareholders in connection with any take-over bid for the Company's outstanding securities.  The Rights Plan is intended to provide the Board with adequate time to assess a take-over bid, to consider alternatives to a take-over bid as a means of maximizing shareholder value, to allow competing bids to emerge, and to provide our shareholders with adequate time to properly assess a take-over bid without undue pressure. The Rights Plan was reconfirmed by shareholders at Ur-Energy’s annual and special meeting of shareholders on May 28, 2015.

The Rights issued under the Rights Plan become exercisable only if a person acquires 20% or more of our Common Shares without complying with the “permitted bid” provisions of the Rights Plan or without the approval of our Board. Should such an acquisition occur, holders of Rights (other than the acquiring person and related persons) can purchase Common Shares at a 50% discount to the prevailing market price (as defined in the Rights Plan) at the time such Rights become exercisable pursuant to the terms of the Rights Plan.

Advance Notice By-Law

By-Law No. 2 (Advance Notice) was approved by our Board on February 25, 2016 and later approved by our shareholders at Ur-Energy’s annual and special meeting of shareholders on May 5, 2016. The Advance Notice By-Law requires shareholders to provide the Company with advanced notice of persons the shareholder intends to nominate for election to the Board. The Advance Notice By-Law fixes a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for it to be in proper written form.

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In the case of an annual meeting of shareholders, notice to the Company must be made not less than thirty (30) days prior to the date of the annual meeting; provided, however, that if the first public announcement of the date of the annual meeting is less than fifty (50) days prior to the meeting, notice must be made not later than the tenth (10th) day following such public announcement.

In the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, notice to the Company must be made not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting was made.

Other Provisions

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Canada Business Corporations Act. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

General

All outstanding Common Shares are, and the Common Shares offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of Common Shares, or of securities convertible, exchangeable or exercisable for Common Shares, for the terms of the offering, including the number of Common Shares offered, any initial offering price and market prices relating to the Common Shares.

This section is a summary and may not describe every aspect of our Common Shares that may be important to you. We urge you to read applicable provisions of the Canada Business Corporations Act and our Articles of Continuance and Articles of Amendment, because they, and not this description, define your rights as a holder of our Common Shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of debt securities, Common Shares or other securities. Warrants may be issued independently or together with debt securities, Common Shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered Securities. Series of Warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent would act solely as our agent in connection with the Warrants and would not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of Warrants for the complete terms of the warrant agreement.

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Prior to the exercise of any Warrants, holders of such Warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, Common Shares, Warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units;
•	the date, if any, on and after which the units may be transferable separately;
•	whether we will apply to have the units traded on a securities exchange or securities quotation system;
•	any material Canadian and/or United States federal income tax consequences; and
•	how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities or common shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;
•	the number of rights issued or to be issued to each shareholder;
•	the exercise price payable for each share of debt securities, common shares, or other securities upon the exercise of the rights;
•	the number and terms of the shares of debt securities, common shares, or other securities which may be purchased per each right;
•	the extent to which the rights are transferable;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DENOMINATIONS, REGISTRATION AND TRANSFER

Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by us for such purpose with respect to any issue of Securities referred to in a prospectus supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a prospectus supplement refers to any registrar or transfer agent designated by us with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Non-Residents of Canada

The following is a general summary of the principal Canadian federal income tax considerations generally applicable under Income Tax Act (Canada) (the “Tax Act”) to a holder who acquires Common Shares or Warrants as beneficial owner pursuant to the prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Common Shares or Warrants as capital property, deals at arm’s length with the Company, is not affiliated with the Company and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the Common Shares or Warrants in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere. Such Non-Residents Holders should consult their own tax advisors.

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The Common Shares and Warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the Common Shares or Warrants in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder has acquired the Common Shares or Warrants in a transaction or transactions considered to be an adventure in the nature of trade.

The term “US Holder,” for the purposes of this section, means a Non-Resident Holder who, for purposes of the Canada-United States Tax Convention (1980) as amended, (the “Convention”), is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Convention. In some circumstances, income or gains earned by fiscally transparent entities (including limited liability companies) will be eligible for benefits under the Convention. US Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Convention, and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof.

This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Common Shares or Warrants should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and Warrants, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Exercise of Warrants

Upon the exercise of a Warrant, there will be no income tax consequences for a Non-Resident Holder. When a Warrant is exercised, the Non-Resident Holder’s cost of the Common Share acquired thereby will be the aggregate of the Non-Resident Holder’s adjusted cost base of such Warrant and the exercise price paid for the Common Share. The Non-Resident Holder’s adjusted cost base of the Common Share so acquired will be determined by averaging such cost with the adjusted cost base to the Non-Resident Holder of all Common Shares held by the Non-Resident Holder as capital property immediately prior to such acquisition.

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Disposition of Common Shares and Warrants

Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares or Warrants, nor will capital losses arising from the disposition be recognized under the Tax Act, unless the Common Shares or Warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. Provided the shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE American) at the time of disposition, the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions have been met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (ii) more than 50% of the fair market value of the Common Shares was determined directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as determined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or a options in respect of, or interests in, or civil law rights in, such properties, whether or not such property exists.

If the Common Shares or Warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such shares, may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.

A Non-Resident Holder whose shares are taxable Canadian property should consult their own advisors.

Dividends on Common Shares

Under the Tax Act, dividends on shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Convention, a US Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Convention, dividends may be exempt from Canadian non-resident withholding tax if paid to certain US Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations and qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the anticipated U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership and disposition of Common Shares or Warrants which the Company may offer, either separately or in combination as a unit, from time to time pursuant to terms described in an applicable prospectus supplement, including Common Shares acquired upon exercise of a Warrant; and (ii) the exercise, disposition, and lapse of Warrants acquired in such an offering.

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This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of acquisition of Common Shares or Warrants pursuant to a prospectus supplement. Additionally, this summary does not address the U.S. federal tax consequences of acquiring, owning and disposing of the other types of securities (including debt securities) that the Company has the ability to offer based on this prospectus, and the relevant prospectus supplement will contain additional or modified disclosure concerning the anticipated U.S. federal income tax consequences relevant to such other securities. Furthermore, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder at the time of a particular offering of Common Shares or Warrants. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants in connection with any offering pursuant to a prospectus supplement.

No ruling from the U.S. Internal Revenue Service (the “IRS”) or legal opinion has been requested, or will be obtained, regarding the potential U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the Department of the Treasury (whether final, temporary or proposed) (“Treasury Regulations”), U.S. court decisions, published rulings and administrative positions of the IRS, and the Convention, in each case, in effect as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner, possibly with retroactive effect, at any time, including between the date of this prospectus and the date of any prospectus supplement pursuant to which a U.S. Holder acquires Common Shares and/or Warrants. Additionally, any such change could be applied on a retroactive basis after a U.S. Holder has acquired Common Shares and/or Warrants and could change the U.S. federal income tax considerations described in this summary as applied to such U.S. Holder in connection with a purchase of Common Shares and/or Warrants pursuant to the applicable prospectus supplement. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holder

For purposes of this section, a “U.S. Holder” is a beneficial owner of Common Shares or Warrants acquired pursuant to a prospectus supplement that is (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

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Non-U.S. Holder

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Common Shares or Warrants that is neither a U.S. Holder nor a partnership (or other “pass-through” entity). This summary does not address the U.S. federal income tax considerations applicable to Non-U.S. Holders relating to the acquisition, ownership and disposition of Common Shares or Warrants. Accordingly, Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax consequences (including the potential application of and operation of the Convention or any other tax treaties) relating to the acquisition, ownership, and disposition of Common Shares and Warrants.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) U.S. Holders that have a “functional currency” other than the U.S. dollar; (d) U.S. Holders that own Common Shares or Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position; (e) U.S. Holders that acquired Common Shares or Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (f) U.S. Holders that hold Common Shares or Warrants other than as a capital asset (generally property held for investment purposes) within the meaning of Section 1221 of the Code; or (g) U.S. Holders that own, directly, indirectly or by attribution, 10% or more, by voting power or value, of the outstanding shares of the Company. The summary below also does not address the impact of an offering on persons who are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code. U.S. Holders and others that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants.

If an entity that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares or Warrants, the U.S. federal income tax consequences applicable to such partnership (or “pass-through” entity) and the partners of such partnership (or owners of such “pass-through” entity) generally will depend on the activities of the partnership (or “pass-through” entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (and owners of other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares and/or Warrants.

Tax Consequences Other than U.S. Federal Income Tax Consequences Not Addressed

This summary does not address the U.S. state and local tax, U.S. estate, gift, and generation-skipping tax, U.S. federal alternative minimum tax, or foreign tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of Common Shares and/or Warrants. Each U.S. Holder should consult its own tax advisor regarding the U.S. state and local tax, U.S. estate, gift, and generation-skipping tax, U.S. federal alternative minimum tax and foreign tax consequences relating to the acquisition, ownership, and disposition of Common Shares and/or Warrants.

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U.S. Federal Income Tax Consequences of Common Shares and Warrants Offered as Part of a Unit

It is possible that the Company will offer Common Shares and Warrants in combination to be purchased as a unit. For U.S. federal income tax purposes, the acquisition by a U.S. Holder of such a unit will be treated as the acquisition of two separate instruments: an instrument consisting of a Common Share or portion of such a Common Share and an instrument consisting of a Warrant or portion of such a Warrant. The purchase price for the unit will be allocated between these two instruments in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for a unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Common Share and Warrant components that comprise such unit.

If the Company issues Common Shares and Warrants as part of a unit, it will inform the U.S. Holder of the portion of the unit purchase price it intends to allocate to each instrument in the applicable prospectus supplement. However, the IRS will not be bound by the Company’s allocation of the purchase price for units offered, and therefore, the IRS or a U.S. court might not respect the allocation provided by the Company. U.S. Holders should consult their own tax advisors regarding the allocation of the purchase price for any units purchased. A U.S. Holder’s holding period for each instrument acquired in a unit will begin on the day after the date of acquisition.

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Common Share (unless cash is received in lieu of the issuance of a fractional Common Share). A U.S. Holder’s initial tax basis in the Common Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. Subject to the PFIC rules discussed below, a U.S. Holder’s holding period for the Common Share acquired on exercise of a Warrant generally should begin on the day after the date on which such U.S. Holder exercised the corresponding Warrant.

It is possible that under the terms of the applicable prospectus supplement, a U.S. Holder may be permitted to undertake a cashless exercise of a Warrant into Common Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Common Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants, including whether taxable gain or loss is recognized in connection with such a cashless exercise, if a cashless exercise is permitted under the applicable prospectus Supplement.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. As noted below under “Sale or Other Taxable Disposition of Common Shares,” such gain or loss generally will be treated as “U.S. source” gain or loss for purposes of U.S. foreign tax credit calculations. Subject to the PFIC rules discussed below, any such gain or loss generally should be a capital gain or loss (provided that the Common Shares to be issued on the exercise of such Warrant would have been a capital asset if acquired by the U.S. Holder). Any such gain or loss will be long-term gain or loss if the Warrant disposed of was held for more than one year.

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Expiration of Warrants without Exercise

Upon the lapse or expiration of a Warrant a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss (provided that the Common Shares to be issued on the exercise of such Warrant would have been a capital asset if acquired by the U.S. Holder) and will be long-term capital loss if the Warrant was held for more than one year. Deductions for capital losses are subject to limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Shares that are to be issued on the exercise of Warrants purchased, or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). Any constructive distributions will generally be taxable (see a more detailed discussion of the rules applicable to distributions made by the Company at “Distributions on Common Shares” below).

However, adjustments to the exercise price of the Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of Warrants will generally not be considered to result in a constructive distribution to a U.S. Holder of Warrants. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their own tax advisors with respect to the tax consequences of any such adjustment.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of Common Shares

Distributions on Common Shares

Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as a gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company might not determine its current and accumulated earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders might therefore assume that any distribution by the Company with respect to its Common Shares will constitute dividend income. Dividends received on Common Shares will not be eligible for the “dividends received deduction”.

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If we are not a PFIC in the taxable year in which we pay a dividend or the immediately preceding taxable year, dividends paid to a non-corporate U.S. Holder in a taxable year will be taxed to such U.S. Holder at the rates applicable to long-term capital gains as “qualified dividend income” so long as our common shares are readily tradable on an established securities exchange within the United States or we are eligible for benefits under the Convention. We will be eligible for benefits under the Convention if the principal class of our shares is primarily and regularly traded on one or more recognized stock exchanges. However, dividend income will not be qualified dividend income (and will be taxed at ordinary income rates) if (i) the U.S. Holder has not held its common shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date; (ii) our common shares are not readily tradable on an established securities market; (iii) the company is a PFIC for the taxable year in which the dividend is paid or in the preceding taxable year; or, (iv) we are not eligible for benefits under the Convention and our stock is not readily tradable on an established securities exchange within the United States. If the Company is not a PFIC, dividends paid to a U.S. Holder that do not result in qualified dividend income generally will be taxed at ordinary income tax rates.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) its tax basis in such Common Shares sold or otherwise disposed of. Such gain generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as “foreign source” under the Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see a more detailed discussion at “Foreign Tax Credit” below).

Foreign Tax Credit

A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on Common Shares generally may elect to deduct or credit such tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by the Company generally will constitute “foreign source” income and generally will be categorized as “passive category income”. However, and subject to certain exceptions, a portion of the dividends paid with respect to Common Shares will be treated as U.S. source income for U.S. foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if United States persons own, directly or indirectly, 50 percent or more of the voting power or value of the foreign corporation’s shares. A portion of any dividends paid with respect to Common Shares may be treated as U.S. source income under these rules, which may limit the ability of a U.S. Holder to claim a foreign tax credit for any Canadian withholding taxes paid in respect of such amount. Because the foreign tax credit rules are complex, U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules, including the source of any dividends paid to U.S. Holders.

Subject to certain specific rules, foreign income and withholding taxes paid with respect to any distribution in respect of stock in a PFIC should qualify for the foreign tax credit. The rules relating to distributions by a PFIC are complex, and a U.S. Holder should consult with its own tax advisor with respect to any distribution received from a PFIC.

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Receipt of Foreign Currency

The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of Common Shares, or on the sale, exchange or other taxable disposition of Common Shares or Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of actual or constructive receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. A U.S. Holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Surtax on Unearned Income

A surtax at the rate of 3.8% (the “unearned income Medicare contribution tax”) is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed ‘‘net investment income’’ of certain estates and trusts, in each case in excess of a certain threshold amount. Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gains from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income is reduced by deductions that are properly allocable to such income.

Passive Foreign Investment Company Rules

If the Company is a PFIC within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder’s acquisition, ownership and disposition of Common Shares and Warrants.

PFIC Status of the Company

The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. “Gross income” generally includes all income less the cost of goods sold, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

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Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a “lower-tier PFIC”), and will be subject to U.S. federal income tax on (a) a distribution on the shares of a lower-tier PFIC and (b) a disposition of shares of a lower-tier PFIC, both as if the U.S. Holder directly held the shares of such lower-tier PFIC.

The Company may (or may not) be a PFIC for the tax year ended December 31, 2016, and may (or may not) be a PFIC in subsequent years. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or subsidiary) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status or that the Company (and any subsidiary) was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.

Default PFIC Rules under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of Common Shares and Warrants will depend on whether such U.S. Holder makes a QEF Election or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares or Warrants and (b) any excess distribution paid on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of Common Shares or Warrants (including an indirect disposition of shares of a lower-tier PFIC), and any excess distribution paid on Common Shares (or a distribution by a lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the Common Shares or Warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year without regard to the U.S. Holder’s other tax attributes, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares or Warrants, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC. No such election, however, may be made with respect to Warrants.

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Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under rules described below, if the Company were a PFIC, the holding period for Common Shares acquired on exercise of Warrants would begin on the day after the date a U.S. Holder acquired the Warrants. This would adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to such Common Shares. (See discussion below under “QEF Election” and “Market-to-Market Election”.)

QEF Election

If the Company is a PFIC and a U.S. Holder makes a QEF Election for the first tax year in which its holding period of its Common Shares begins, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the Common Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

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As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, if a U.S. Holder of Common Shares makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Common Shares subsequently acquired on the exercise of Warrants, and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s previously owned Common Shares. However, a U.S. Holder of Common Shares acquired on exercise of Warrants should be eligible to make a timely QEF Election if such U.S. Holder elects in a tax year throughout which such U.S. Holder owns such Common Shares to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold on the first day of such year at fair market value. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the Warrants by a U.S. Holder will be subject to the rules of Section 1291 of the Code discussed above. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Warrants and Common Shares acquired upon exercise of Warrants.

The Company will use commercially reasonable efforts to make available to U.S. Holders, upon their written request, timely and accurate information as to its status as a PFIC and to provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company, and any lower-tier PFIC in which the Company owns, directly or indirectly, more than 50% of such lower-tier PFIC’s total aggregate voting power, is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. However, U.S. Holders should be aware that the Company provides no assurances that it will attempt to provide any such information relating to any lower-tier PFIC in which the Company owns, directly or indirectly, 50% or less of such lower-tier PFIC’s aggregate voting power. Because the Company may own shares in one or more lower-tier PFICs, and may acquire shares in one or more lower-tier PFICs in the future, they will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any lower-tier PFIC for which the U.S. Holders do not obtain the required information. U.S. Holders should consult their tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any lower-tier PFIC.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor regarding whether the Common Shares constitute marketable stock.

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A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for Common Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

Any Mark-to-Market Election made by a U.S. Holder for Common Shares will also apply to such U.S. Holder’s Common Shares acquired upon exercise of Warrants. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Common Shares, any Common Shares received on exercise of Warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires Warrants, a U.S. Holder’s holding period for Warrant Shares received on exercise will include the period during which such U.S. Holder has held the Warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Common Shares acquired on exercise of the Warrants after the beginning of such U.S. Holder’s holding period for such Common Shares, unless the Common Shares are acquired in the same tax year as the year in which the U.S. Holder acquired the corresponding Warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which the Common Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to Common Shares, no such election may be made with respect to the stock of any lower-tier PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of lower-tier PFIC stock or distributions from a lower-tier PFIC.

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Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder’s holding period for the relevant shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares or Warrants as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares or Warrants.

If the Company were a PFIC, a U.S. Holder would be required to attach a completed IRS Form 8621 to its tax return every year in which it recognized gain on a disposition of the Common Shares or Warrants or received an excess distribution. In addition, subject to certain rules intended to avoid duplicative filings, U.S. Holders may also be required to file an annual information return on IRS Form 8621 with respect to each PFIC in which the U.S. Holder holds a direct or indirect interest. U.S. Holders should consult their own tax advisors regarding their filing obligations with respect to such information returns.

In addition, a U.S. Holder who acquires Common Shares or Warrants from a decedent will not receive a “step up” in tax basis of such Common Shares or Warrants to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to foreign tax credits that a U.S. Holder may claim on a distribution from a PFIC.

The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares and Warrants in the event the Company is a PFIC at any time during the holding period for such Common Shares or Warrants.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information relating to an interest in Common Shares or Warrants, subject to certain exceptions (including an exception for Common Shares and Warrants held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in Common Shares or Warrants. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Common Shares and Warrants.

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Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on Common Shares, and proceeds arising from certain sales or other taxable dispositions of Common Shares or Warrants, may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. social security or other taxpayer identification number (generally on Form W-9); (b) furnishes an incorrect U.S. taxpayer identification number; (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax; or (d) fails under certain circumstances to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes the required information to the IRS. U.S. Holders should consult their own tax advisors regarding the information reporting and backup withholding tax rules.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP of Ottawa, Ontario, has provided its opinion on the validity of the Securities offered by this prospectus.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s auditors, for the Audited Financial Statements incorporated by reference in this prospectus, PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia, report that they are independent from the Company within the meaning of the Code of Professional Conduct of Chartered Professional Accountants of British Columbia, Canada, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board.

EXPERTS

The mineral resource estimate and related information of the Company’s Lost Creek property incorporated by reference herein are based upon analyses performed or overseen by TREC, Inc. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

The mineral resource estimate and related information of the Company’s Shirley Basin property incorporated by reference herein are based upon analyses performed by Western Water Consultants, Inc., d/b/a WWC Engineers. Such estimates and related information have been incorporated by reference herein in reliance upon the authority of such firm as experts in such matters.

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Up to $8,723,000

Common Shares

Prospectus Supplement

FBR	MLV & Co.

August 4, 2017